Exhibit 99

Unify Corporation Appoints Pete DiCorti As Chief Financial Officer

SACRAMENTO, Calif., - Oct. 25, 2002 - Unify Corporation (OTC System: UNFY), a leading provider of business application platform solutions, today announced that Pete DiCorti, has been appointed chief financial officer effective Nov. 1, 2002.  He will succeed David Adams, the Company’s current CFO, who is resigning effective Oct. 31, 2002.  As Unify’s vice president of finance and administration, and CFO, DiCorti will be responsible for accounting, financial planning and analysis, human resources, order processing, investor relations, and Securities and Exchange Commission reporting.

DiCorti, 51, brings more than 25 years of national and international experience in corporate finance, accounting, tax, legal and human resources management, including 18 years working with high-tech software and hardware companies.  Before joining Unify, DiCorti served as the business development officer for JMW Capital Partners where he consulted with executives on refinancing, restructuring, and mergers and acquisitions.  Prior to that, DiCorti was the vice president and CFO of the Grass Valley Group, where he assisted in the planning and execution of a $31 million private placement and refinancing, and built and led a worldwide finance team. Additionally, DiCorti has held executive management CFO positions with Pacific Access, Alldata and Digital Research.  DiCorti has a bachelor’s degree in accounting from Santa Clara University.

“We are extremely pleased to have someone of Pete’s caliber join Unify’s executive team,” said Todd Wille, president and CEO of Unify.  “Pete’s extensive experience in developing financial systems and internal controls, raising capital, and working with securities analysts, investment bankers and venture capitalists will be invaluable as Unify continues to execute on its strategic plan.”

Wille added, “Dave was a valued member of the Unify team and was instrumental in resolving Unify’s regulatory and legal issues.  Unify thanks him for his integrity and hard work, and we wish him all the best.”

About Unify Corporation

Unify Corporation is a leading provider of business application platform solutions that enable companies to deliver J2EE, Web, graphical and character-based applications productively and reliably. With more than 2,000 active customers in more than 45 countries, Unify has a well-established customer base of ISVs, solution integrators and corporate IT departments. Unify’s customers include AT&T, Bear Stearns & Co, Biomeriuex, Boeing, Credit Lyonnais, Federal Express, Fuji Electric Co., Ltd, General Dynamics, Glaxo, Lexis/Nexis, Mitsubishi Denki Co., Ltd., Nortel Networks, Inc., Sescoi, Sherwood International Systems and Triple G Systems Group. Headquartered in Sacramento, Calif., Unify has offices in the UK and France in addition to a worldwide network of distributors. Further information is available at www.unify.com.

This press release contains “forward-looking statements” as that term is defined in Section 21E of the Securities Exchange Act of 1934 as amended. Forward looking statements are denoted by such phrases as “Unify continues to execute on its strategic plan…” and similar words and phrases that refer to anticipated future events or performance of the business of the Company. These forward looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by our forward looking statements. Such risks and uncertainties include, but are not limited to general economic conditions in the computer and software industries, domestically and worldwide, the Company’s ability to keep up with technological innovations in relation to its competitors, product defects or product development delays, developments in the Company’s relationships with its customers, distributors and suppliers, changes in pricing policies of the Company or its competitors, customer purchasing behavior and the Company’s ability to attract and retain employees in key positions. In addition, Unify’s forward looking statements should be considered in the context of other risks and uncertainties discussed in our SEC filings available for viewing on its web site at “Investor Relations”, “SEC filings” or from the SEC at www.sec.gov.

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